Exhibit 10.23

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

2023 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF SHARE OPTION

The Participant has been granted an option (the “Option”) to purchase Common Shares of Australian Oilseeds Holdings Limited (the “Company”) pursuant to the Australian Oilseeds Holdings Limited 2023 Equity Incentive Plan (the “Plan”), as follows:

Participant:	[PARTICIPANT NAME]

Date of Grant:	[DATE OF GRANT]

Number of Option Shares:	[NUMBER OF OPTION SHARES]

Exercise Price:	$[EXERCISE PRICE]

Initial Vesting Date:	[FIRST VESTING DATE]

Option Expiration Date:	The date [OPTION TERM] years after the Date of Grant

Tax Status of Option:	[INCENTIVE SHARE OPTION OR NONQUALIFIED SHARE OPTION]

Vested Common Shares:	Except as provided in the Award Agreement, the number of vested Common Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the “Number of Option Shares” by the “Vested Ratio” determined as of such date as follows:

Vested Ratio

	On “Initial Vesting Date”, provided the Participant’s Service has not terminated prior to such date	[VESTED RATIO YEAR 1]

Plus

	For each additional full month of the Participant’s continuous Service from “Initial Vesting Date” until the “Vested Ratio” equals 1/1, an additional	[VESTED RATIO MONTHLY]

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

Upon termination of Participant’s Service, any portion of the Option that is not vested and exercisable as of such date of termination shall automatically expire in accordance with the Award Agreement.

[US Participants Only] The Exercise Price represents an amount the Company believes to be no less than the Fair Market Value of Common Shares as of the Date of Grant, determined in good faith in compliance with the requirements of Section 409A of the Code. However, there is no guarantee that the Internal Revenue Service (“IRS”) will agree with the Company’s determination. A subsequent IRS determination that the Exercise Price is less than such Fair Market Value could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Company, its Directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the Option, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.

Australian Oilseeds Holdings Limited	[PARTICIPANT NAME]

By:
Signature
Its:

Date
Address:	[COMPANY ADDRESS]
Address

ATTACHMENTS: Australian Oilseeds Holdings Limited 2023 Equity Incentive Plan, as amended to the Date of Grant; Award Agreement and Exercise Notice

Australian Oilseeds Holdings Limited

2023 EQUITY INCENTIVE PLAN

SHARE OPTION AWARD AGREEMENT

Australian Oilseeds Holdings Limited has granted to the Participant named in the Notice of Grant of Share Option (the “Grant Notice”) to which this Award Agreement is attached an Option to purchase certain Common Shares upon the terms and conditions set forth in the Grant Notice and this Award Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Australian Oilseeds Holdings Limited 2023 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Award Agreement and the Plan, (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Award Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Award Agreement or the Plan.

1. Definitions and Construction.

(A) Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(B) Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Tax Consequences.

(A) Tax Status of Option. This Option is intended to have the tax status designated in the Grant Notice.

(i) Incentive Share Option. If the Grant Notice so designates, this Option is intended to be an Incentive Share Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Participant should consult with the Participant’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO PARTICIPANT: If the Option is exercised more than three (3) months after the date on which Participant Service as an Employee terminates (other than by reason of death or Disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonqualified Share Option and not as an Incentive Share Option to the extent required by Section 422 of the Code.)

(ii) Nonqualified Share Option. If the Grant Notice so designates, this Option is intended to be a Nonqualified Share Option and shall not be treated as an Incentive Share Option within the meaning of Section 422(b) of the Code.

(B) ISO Fair Market Value Limitation. If the Grant Notice designates this Option as an Incentive Share Option, then to the extent that the Option (together with all Incentive Share Options granted to the Participant under all share option plans of the Company, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000, the portion of such Options which exceeds such amount will be treated as Nonqualified Share Options. For purposes of this Section 2(B), Options designated as Incentive Share Options are taken into account in the order in which they were granted, and the Fair Market Value of Common Shares is determined as of the Date of Grant with respect to such Option. If the Code is amended to provide for a different limitation from that set forth in this Section 2(B), such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Share Option in part and as a Nonqualified Share Option in part by reason of the limitation set forth in this Section 2(B), the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Share Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO PARTICIPANT: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the “Number of Option Shares” set forth in the Grant Notice) plus the aggregate exercise price of any other Incentive Share Options held by the Participant (whether granted pursuant to the Plan or any other share option plan of the Company) is greater than $100,000, the Participant should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Share Option.)

3. Administration.

All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

4. Exercise of the Option.

(A) Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the “Initial Vesting Date” set forth in the Grant Notice and prior to the termination of the Option (as provided in Section 6 below) in an amount not to exceed the number of vested Common Shares less the number of vested Common Shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more Common Shares than the “Number of Option Shares” set forth in the Grant Notice.

(B) Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the Exercise Notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole Common Shares for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such Common Shares as may be required pursuant to the provisions of the Option. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the “Number of Option Shares” set forth in the Grant Notice being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

(C) Payment of Exercise Price.

(i) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of Option Shares for which the Option is being exercised shall be made (A) in cash or by check or cash equivalent, (B) if permitted by the Company, by tender to the Company, or attestation to the ownership, of whole Common Shares owned by the Participant having a Fair Market Value not less than the aggregate Exercise Price, (C) by means of a Cashless Exercise, as defined in Section 4(C)(ii)(b), or (iv) by any combination of the foregoing.

(ii) Limitations on Forms of Consideration.

(a) Tender of Common Shares. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Common Shares to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Common Shares. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Common Shares unless such Common Shares either have been owned by the Participant for more than six months or such other period, if any, required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(b) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Common Shares acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve, or terminate any such program or procedure, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

(D) Tax Withholding.

(i) In General. At the time the Award Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant, vesting or exercise of the Option or the issuance of Common Shares in settlement thereof. The Company shall have no obligation to deliver Common Shares until the tax obligations of the Company have been satisfied by the Participant.

(ii) Withholding in Securities. The Company may, in its discretion, permit or require the Participant to satisfy all or any portion of the tax obligations by deducting from the Common Shares otherwise deliverable to the Participant in settlement of the Option a number of Common Shares having a Fair Market Value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates. In the event that the Company determines that the tax obligations will not be satisfied by the method described above, Participant authorizes the plan administrator, to sell a number of Common Shares that are purchased under the Option, which the Company determines is sufficient to generate an amount that meets the tax obligations plus additional Common Shares, as necessary. To account for rounding and market fluctuation, and to pay such tax withholding amounts to the Company. The Common Shares may be sold as part of a block trade with other Participants of the Plan in which all Participants receive an average price. Any adverse consequences to the Participant resulting from the procedure permitted under this Section 4(D), including, without limitation, tax consequences, shall be the sole responsibility of the Participant.

(iii) Consultation. The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of the Participant’s exercise of the Option or disposition of the Common Shares. The Participant hereby represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the exercise of the Option or disposition of the Common Shares and that the Participant is not relying on the Company for any tax advice.

5. Nontransferability of the Option.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6. Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (A) the close of business on the Option Expiration Date, (B) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (C) a Change in Control to the extent provided in Section 13 of the Plan.

7. Effect of Termination of Service.

(A) Option Exercisability. The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

a. Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested Common Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of 12 months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

b. Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested Common Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of 12 months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within 90 days months after the Participant’s termination of Service.

c. Termination for Cause. Notwithstanding any other provision of this Award Agreement, if the Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

d. Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested Common Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(B) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7(A) is prevented by the provisions of Section 7(G) of the Plan, the Option shall remain exercisable until the later of (i) thirty days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 7(A), but in any event no later than the Option Expiration Date.

8. Notice of Sales upon Disqualifying Disposition.

The Participant shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Award Agreement. In addition, if the Grant Notice designates this Option as an Incentive Share Option, the Participant shall (A) promptly notify the share plan administrator for the Company if the Participant disposes of any of the shares acquired pursuant to the Option within one year after the date the Participant exercises all or part of the Option or within two years after the Date of Grant and (B) provide the Company with a description of the circumstances of such disposition. Until such time as the Participant disposes of such shares in a manner consistent with the provisions of this Award Agreement, unless otherwise expressly authorized by the Company, the Participant shall hold all shares acquired pursuant to the Option in the Participant’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s Common Shares to notify the Company of any such transfers. The obligation of the Participant to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

9. Miscellaneous Provisions.

(A) Termination or Amendment. The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 13 of the Plan in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code.

(B) Compliance with Section 409A. The Company intends that income realized by the Participant pursuant to the Plan and this Award Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Award Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Award Agreement. In any event, and except for the responsibilities of the Company set forth in Section 4(D) above, the Company or applicable Subsidiary shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Award Agreement.

(C) Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

(D) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(E) Integrated Agreement. The Grant Notice, this Award Agreement and the Plan, together with any employment, service or other agreement with the Participant and the Company or applicable Subsidiary referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Award Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

(F) Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the SARs may be transferred by will or the laws of descent or distribution.

(G) Severability. The invalidity or unenforceability of any provision of the Plan or this Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement shall be severable and enforceable to the extent permitted by law.

(H) Discretionary Nature of Plan. The grant of the Options in this Award Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.

(I) No Impact on Other Benefits. The value of the Participant's Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

(J) No Rights as a Shareholder or Employee. The Participant shall have no rights as a shareholder with respect to the Option until the date of the issuance of Common Shares, if any, for which the Option Share has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date the Common Shares are issued, except as provided under the Plan. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Award Agreement shall confer upon the Participant any right to continue in the Service of the Company or Subsidiary or interfere in any way with any right of the Company to terminate the Participant’s Service to the Company as a Director, an Employee or Consultant, as the case may be, at any time.

(K) Applicable Law. This Award Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

__ Incentive Share Option	Participant:
__ Nonqualified Share Option	Date:

SHARE OPTION EXERCISE NOTICE

Australian Oilseeds Holdings Limited

Attention: ________________

________________________

________________________

Ladies and Gentlemen:

1. Option. I was granted an option (the “Option”) to purchase Common Shares of Australian Oilseeds Holdings Limited (the “Company”) pursuant to the Company’s 2023 Equity Incentive Plan (the “Plan”), Notice of Grant of Share Option (the “Grant Notice”) and Share Option Award Agreement (the “Award Agreement”) as follows:

Date of Grant: ________________

Number of Option Shares: ________________

Exercise Price per Share: $ ________________

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Common Shares, all of which are vested, in accordance with the Grant Notice and the Award Agreement:

Total Common Shares Exercised: ______________________________________

Total Exercise Price (Total Common Shares X Price per Share) $________________________________

3. Payments. I enclose payment in full of the total exercise price for the Common Shares in the following form(s), as authorized in the Award Agreement:

__ Cash:	$ _______
__ Check:	$ _______
__ Tender of Company Common Shares:	Contact Plan Administrator

4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option.

5. Participant Information.

My address is: ___________________________________________________________

_______________________________________________________________________

My Social Security Number is: _________________________________________________

6. Notice of Disqualifying Disposition. If the Option is an Incentive Share Option, I agree that I will promptly notify the Company if I transfer any of the Common Shares within one year from the date I exercise all or part of the Option or within two years of the Date of Grant.

7. Binding Effect. I agree that the Common Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Grant Notice, the Award Agreement, and the Plan, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

I understand that I am purchasing the Common Shares pursuant to the terms of the Plan, the Grant Notice and my Award Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

Australian Oilseeds Holdings Limited

By:
Title:
Dated:

SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of Participant has read and hereby approves the foregoing Share Option Exercise Notice. In consideration of the Company’s granting Participant the right to acquire the Common Shares in accordance with the terms of the Share Option Exercise Notice, the undersigned hereby agrees to be irrevocably bound by all the terms of such Share Option Exercise Notice.

PARTICIPANT’S SPOUSE

Address:

Date: